EXHIBIT 99.1

WSB Financial Group, Inc. Announces First Quarter 2007 Earnings

BREMERTON, Wash., April 25, 2007 (PRIME NEWSWIRE) -- WSB Financial Group, Inc. (the "Company) (Nasdaq:WSFG), the parent company for Westsound Bank, today reported earnings for the quarter ended March 31, 2007 of $1.1 million, an increase of 20.2% over the $900,000 produced in the first quarter of 2006. Earnings per share on a fully diluted basis was $0.18 per diluted share for the quarter ended March 31, 2007, compared with pre IPO earnings per share of $0.29 for the same quarter in 2006.

David K. Johnson, President and Chief Executive Officer commented, "We feel confident of the strong, long-term growth opportunities our markets offer. We are aggressively managing our business and making the investments required to take advantage of those opportunities and enhance our bottom line going forward. Our opening of the Port Townsend and Federal Way banking centers will increase and diversify our overall enterprise footprint. Enhancements in personnel, technology and facilities are key towards executing our growth plan."

Net Interest Margin

The Company's net interest income before its provision for loan losses was $4.8 million, a 40.0% increase compared to the $3.5 million posted in the same period in 2006. The increase in net interest income is attributed primarily due to strong growth in the loan portfolio. This was offset by a variety of factors, including increased cost of deposits and treatment of loan fees.

For 2007, the Company has begun deferring loan fees on all loans regardless of maturity. Previously, the company had taken all loan fees of loans with maturity of 12 months or less into income at the time of booking and fees on other loans were accounted for using the straight-line deferral method. The effect of this inclusion will be less fee income recorded in the earlier months of 2007 and a gradual increase of these fees over the year.

Non Interest Income and Expenses

Non interest income in the first quarter of 2007 was $1.3 million, a 10.2% increase over the $1.2 million posted in the same period of 2006. Non interest expense for the first quarter of 2007 was $4.1 million, a 37.6% increase over the same period for 2006. Certain additional expenses realized during the first quarter of 2007 were associated with recruitment expenses, additional staffing requirements, bringing on line two full service branches, and additional costs associated with public company obligations.

Balance Sheet

The total assets of the company increased to an all time high of $435.6 million as of March 31, 2007, up $48.9 million, or 12.6% from December 31, 2006 total assets of $386.8 million. During the first quarter of 2007, net loans increased by 12.8% to $371.3 million, deposits increased by 14.8% to $361.7 million, and stockholders' equity increased 1.9% to $62.8 million from December 31, 2006. All reported figures for assets, loans, deposits, and equity represent all time highs for the Company.

Total nonperforming assets for the Company increased at March 31, 2007 to $1.9 million from $219,000 at December 31, 2006. The current total is comprised of $552,000 in non-performing loans, and $1.3 million in other real estate owned. The allowance for loan loss totaled $4.4 million, or 1.15% of total loans, which is in line with historical practice.

"While we have seen an increase in non performing assets, it remains at a low and manageable level. Management has taken an aggressive posture in dealing with loans that may be demonstrating signs of credit weakness," said Johnson. "We believe that this is the most opportune time to address these loans given the fact that we are still in a favorable real estate market."

EARNINGS CONFERENCE CALL

Management will host a conference call today at 2:00 pm Pacific Standard Time to discuss the results for the first quarter of 2007. Interested parties are invited to listen in on the call by dialing (800) 361-0912. The call will also be available for viewing via our website at www.westsoundbank.com.

ABOUT WSB FINANCIAL GROUP, INC.

WSB Financial Group, Inc., based out of Bremerton, Washington, is the holding company for Westsound Bank. The company was founded in 1999, and currently operates nine full service locations and one loan production office, all located within 6 contiguous counties within Western Washington. Our website is www.westsoundbank.com.

This news release may contains "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, maintenance of the net interest margin, credit quality and loan losses, the efficiency ratio and continued success of the Company's business plan. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The words "should," "anticipate," "expect," "will," "believe," and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company's filing with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) success of the Company's expansion efforts. WSB Financial Group, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

 CONSOLIDATED BALANCE SHEETS
 -------------------------------------
 (Unaudited)                          March 31, December 31, March 31,
 (in thousands except share data)       2007      2006        2006
 --------------------------------------------------------------------
 ASSETS
 Cash and due from banks               $ 11,747   $  9,048   $  9,398
 Fed funds sold                          24,200     17,150     13,900
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   Total cash and cash equivalents       35,947     26,198     23,298
 Investment securities available for
  sale, at fair value                     7,928      8,244      8,222
 Federal Home Loan Bank stock, at cost      234        234        234
 Loans held for sale                      5,797     11,007      5,000
 Loans receivable                       375,694    333,173    237,052
   Less: allowance for loan losses       (4,407)    (3,972)    (2,825)
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 Loans, net                             371,287    329,201    234,227
 Premises and equipment, net              8,802      7,846      6,183
 Accrued interest receivable              2,037      1,980      1,101
 Other assets                             3,600      2,044        442
 --------------------------------------------------------------------
 TOTAL ASSETS                          $435,632   $386,754   $278,707
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 LIABILITIES
 Deposits:
   Noninterest-bearing                 $ 27,514    $26,864   $ 26,418
   Interest-bearing                     334,173    288,158    225,887
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     Total deposits                     361,687    315,022    252,305
 Accrued interest payable                 1,452      1,109        360
 Other liabilities                        1,446        718        836
 Junior subordinated debentures           8,248      8,248      8,248
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   TOTAL LIABILITIES                    372,833    325,097    261,749
 STOCKHOLDERS' EQUITY
   Common Stock, $ 1 par value;
    15,357,250 shares authorized;
    5,556,421 shares issued and
    outstanding March 31, 2007,
    5,545,673 and 2,736,177
    shares issued and
    outstanding at December 31, 2006
    and March 31, 2006, respectively      5,556      5,546      2,736
 Additional paid-in capital              48,141     48,089      9,096
 Retained earnings                        9,136      8,054      5,195
 Accumulated other comprehensive loss       (34)       (32)       (69)
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   TOTAL STOCKHOLDERS' EQUITY            62,799     61,657     16,958
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 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                 $435,632   $386,754   $278,707
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 CONSOLIDATED STATEMENTS OF INCOME               Quarter Ended
 ---------------------------------------         -------------
 (Unaudited)                          March 31, December 31, March 31,
 (in thousands except share data)       2007      2006         2006
 --------------------------------------------------------------------
 Interest Income
   Interest and fees on loans          $  8,343   $  8,095   $  5,452
   Taxable investment securities             73         66         65
   Tax exempt securities                     19         19         19
   Federal funds sold                       156         53        122
   Other interest income                     50         18         32
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     Total interest income                8,641      8,251      5,690

 Interest Expense
   Deposits                               3,662      3,494      2,110
   Other borrowings                           1         44         --
   Junior subordinated debentures           146        149        128
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     Total interest expense               3,809      3,687      2,238

 Net Interest Income                      4,832      4,564      3,452
   Provision for loan losses                491        256        305
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     Net interest income after
      provision for loan losses           4,341      4,308      3,147

 Noninterest Income
   Service charges on deposit accounts       84         75         53
   Other customer fees                      246        266        162
   Net gain on sale of loans                979        784        998
   Other income                              36          3          8
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     Total noninterest income             1,345      1,128      1,221

 Noninterest Expense
   Salaries and employee benefits         2,667      3,012      1,927
   Premises lease                            90         89         81
   Depreciation expense                     193        183        130
   Occupancy and equipment                  168        144        122
   Data and item processing                 151        137        118
   Advertising expense                       54         41         51
   Printing, stationary and supplies         60         60         52
   Telephone expense                         29         27         25
   Postage and courier                       39         34         30
   Legal fees                                38         12          8
   Director fees                             57         72         78
   Business and occupation taxes             73         70         61
   Other expenses                           440        371        266
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     Total noninterest expense            4,059      4,252      2,949

 Income before provision for income
  taxes                                   1,627      1,184      1,419
 Provision for income taxes                 545        406        519
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 Net Income                            $  1,082   $    778   $    900
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 Basic Earnings per Common Share       $   0.20    $  0.24   $   0.33
 Diluted Earnings per Common Share     $   0.18    $  0.21   $   0.29
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 Average Number of Common Shares
  Outstanding                         5,548,283  3,259,489  2,727,645
 Fully Diluted Average Common
  Shares Outstanding                  6,109,233  3,693,464  3,089,106

 Financial Statistics                            Quarter Ended
 --------------------------------------------------------------------
 (Unaudited)                          March 31, December 31, March 31,
 (in thousands except share data)       2007      2006         2006
 --------------------------------------------------------------------

 Revenues                              $  9,986   $  9,379   $  6,911

 Averages
   Total Assets                        $400,327   $353,126   $260,719
   Loans and Loans Held for Sale       $363,296   $327,974   $226,710
   Interest Earning Assets             $387,429   $341,617   $249,228
   Deposits                            $327,944   $313,828   $234,058
   Shareholders' Equity                $ 62,296   $ 26,175   $ 16,548

 Financial Ratios
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   Return on Average Assets                1.10%      0.87%     1.40%
   Return on Average Equity                7.04%     11.78%    22.06%
   Net Interest Margin                     5.06%      5.30%     5.62%
   Efficiency Ratio                        65.7%      74.7%     63.1%
   Non-performing Assets to Total Assets   0.43%      0.06%     0.05%

 Asset Quality                                   Quarter Ended
 --------------------------------------------------------------------
 (Unaudited)                          March 31, December 31, March 31,
 (in thousands)                         2007      2006         2006
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 Allowance for Loan Losses Activity:

   Balance of Beginning of Period      $  3,972   $  3,725   $  2,520
     Charge-offs                            (50)        (5)        --
     Recoveries                              --          2         --
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   Net Loan Charge-offs                     (50)        (3)        --

   Reclassification of unfunded credit
    commitments                              (6)        (6)        --
   Provision for Loan Losses                491        256        305
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   Balance at End of Period            $  4,407   $  3,972   $  2,825
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   Selected Ratios:
     Net Charge-offs to average loans      0.01%      0.00%     0.00%
     Provision for loan losses to
      average loans                        0.14%      0.08%     0.13%
     Allowance for loan losses to
      total loans                          1.15%      1.15%     1.17%

 Nonperforming Assets:

   Non-Accrual loans                   $    209   $    219   $    130
   Accruing Loans past due 90 days
    or more                                 343         --         --
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   Total non-performing loans (NPLs)   $    552   $    219   $    130
   Other real estate owned                1,310         --         --
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   Total non-performing assets (NPAs)  $  1,862   $    219   $    130

   Selected Ratios:
     NPLs to total loans                   0.14%      0.06%     0.05%
     NPAs to total assets                  0.43%      0.06%     0.05%

CONTACT:  WSB Financial Group, Inc.
          David K. Johnson - President & CEO
          Mark D. Freeman - EVP & CFO
          360.475.9374